Exhibit 10.14

CONNECTICUT SETTLEMENT AGREEMENT

This Connecticut Settlement Agreement (this “Agreement”), effective as of February 9, 2006 (the “Effective Date”), is entered into by and between MJ Research, Inc., a Massachusetts corporation with offices at 590 Lincoln Street, Waltham, Massachusetts 02451 (“MJ Research”), John Finney, an individual residing at 774 Mays Boulevard #10, PMB 352, Incline Village, NV 89451-9613, Michael Finney, an individual residing at  489 Douglass Street, San Francisco, CA 94114-2725, MJ Bioworks, Inc., a Delaware corporation  with offices at 384 Oyster Point Blvd. #8, South San Francisco, California, MJ Geneworks, Inc., a Wisconsin corporation with offices at  1100 Dallas Street, Sauk City, Wisconsin, Bio-Rad Laboratories, Inc., a Delaware corporation with offices at 1000 Alfred Nobel Drive, Hercules, CA 94547 (“Bio-Rad”) and its and their Affiliates (as defined below) (each of the foregoing an “MJ Party” and, collectively, “the MJ Parties”), on the one hand, and Applera Corporation, a Delaware corporation with offices at 850 Lincoln Centre Drive, Foster City, California 94404 (“Applera”) and Roche Molecular Systems, Inc., a Delaware corporation with offices at 4300 Hacienda Drive, Pleasanton, California 94588 (“Roche”), on the other hand.   Each of Applera, Roche and the MJ Parties are referred to hereafter as a “Party” and, collectively, as “Parties.”

WHEREAS, on April 2, 2004, the jury, in the proceeding entitled Applera Corporation, et al. v. MJ Research, Inc. et al, Case No. 3-98-CV-1201 pending in the United States District Court for the District of Connecticut rendered a verdict (hereinafter, the “Verdict”) in Phase I of the trial finding, among other things, that (i) defendants induced infringement of U.S. Patent Nos. 4,683,195; 4,683,202, 4,965,188 (collectively, the “PCR Process Patents”); as well as U.S. Patent Nos. 5,333,675; 5,656,493 and 5,475,610, and directly and contributorily infringed U.S. Patent No. 5,333,675 and 5,475,610, and (ii) defendants’ inducement of infringement of the PCR Process Patents  and 5,656,493 was willful.  The jury’s verdict was entered on April 15, 2004;

WHEREAS, the Court’s construction of that Verdict was entered on April 28, 2004, finding that all three Defendants are jointly and severally liable for the total award;

WHEREAS, the District Court has granted summary judgment in favor of the plaintiffs in the Connecticut Litigation (as defined herein) on all of defendants’ defenses and counterclaims alleging patent misuse and violations of state and federal antitrust laws and unfair trade or competition laws, and dismissed all of defendants’ counterclaims based thereon;

WHEREAS, on or before August 18, 2004 Bio-Rad succeeded to the interests of MJ Research and its Affiliates by acquiring MJ Geneworks, Inc., and its subsidiaries including MJ Research;

Legend:

[**] This material has been omitted pursuant to a request for confidential treatment.  The material has been filed separately with the Commission.

WHEREAS, on March 30, 2005 the District Court, entered judgement against the defendants in the Connecticut Litigation and awarded the plaintiffs enhanced damages for the defendants’ willful infringement;

WHEREAS, on March, 28, 2005, the PCR Process Patents expired;

WHEREAS, on August 29, 2005 the District Court entered an order amending the judgment to include prejudgment interest in the amount of $961,218.55;

WHEREAS, on August 30, 2005 the District Court entered an injunction against the defendants, permanently enjoining the defendants from further infringement of U.S. Patent Nos. 5,333,675; 5,656,493 and 5,475,610 (such injunction, the “Injunction”); and

WHEREAS, Applera and Roche, but for this Agreement, would continue to pursue the Connecticut Litigation by, among other things, Applera enforcing the Injunction, pursuing sanctions, and Applera and Roche pursuing attorney’s fees and post-judgment interest;

WHEREAS the Parties desire to settle completely and for all time any and all disputes or differences between them regarding any matters which are the subject of litigations currently pending among the MJ Parties, on the one hand, and Applera and Roche, on the other hand, as set forth herein, arising out of PCR technology, the patenting of PCR technology, or the licensing of PCR technology;

WHEREAS, as part of the settlement hereunder, the Parties have agreed upon a CONSENT JUDGMENT AND PERMANENT INJUNCTION that the Parties will move to have entered in United States District Court for the District of Connecticut;

WHEREAS as part of the settlement hereunder, Bio-Rad for itself and its affiliated entities including MJ Research have entered into an Amended and Restated Thermal Cycler Supplier Agreement with Applera dated of even date herewith;

WHEREAS certain disputes between Applera and Bio-Rad relating to real-time PCR instrumentation and related technology are the subject of a separate settlement agreement and real-time PCR instrumentation license agreement entered into of even date herewith; and

WHEREAS certain disputes between Applera and Bio-Rad relating to capillary electrophoresis instrumentation and related technology are the subject of a separate settlement agreement and license agreement entered into of even date herewith.

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows.

I.

DEFINITIONS

Terms when used herein with initial capital letters shall have the respective meanings set forth below or as otherwise defined in this Agreement.

a.

"Affiliate" means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party; where “control” refers to (i) the ownership, directly or indirectly, of the lesser of at least fifty percent (50%) or the highest percentage permitted by applicable law of the voting securities or other ownership interests of a Person (or Party) or (ii) otherwise the ability to direct the management of such Person (or Party).

b.

 “California Litigation” refers to the proceeding entitled Hoffman-La Roche, Inc., et al. v. Promega Corp., CA No. 93-1748, previously pending in the United States District Court for the Northern District of California.

c.

“CE Litigation” shall mean the proceeding entitled Bio-Rad Laboratories, Inc. v. Applera Corporation, Case No. C02-5946 JW pending in the United States District Court for the Northern District of California.

d.

“Connecticut Litigation” shall mean the proceeding entitled Applera Corporation et al. v. MJ Research, Inc., Case No. 3-98-CV-1201, pending in the United States District Court for the District of Connecticut (the “District Court”) and Appeal Nos. 06-1007, 06-1008, 06-1030 in the United States Court of Appeals for the Federal Circuit.

e.

“Consent Judgment” shall mean the Consent Judgment and Permanent Injunction attached hereto as Exhibit A.

f.

“District Court” shall have the meaning set forth in part [d] of this Article I.

g.

“Effective Date” shall have the meaning set forth in the preamble hereto.

h.

“Litigations” shall mean one or more of the California Litigation, the Connecticut Litigation, the Promega Litigation, the Qui Tam Litigation, the MD Labs Litigation, the Wisconsin Litigation or other litigation identified in this Agreement.

i.

“MD Labs Litigation” shall mean the proceeding entitled Molecular Diagnostics Laboratories v. Hoffman-La Roche, Inc., et al., Case No. 1: 04CV01649, pending in the United States District Court for the District of Columbia.

j.

“MJ Obligations” shall have the meaning set forth in Article 8 herein.

k.

“Patents-in-Suit” shall have the meaning set forth in Article 15 herein.

l.

“Person” shall mean any individual, group, corporation, partnership, limited liability company, joint venture, association or other organization or entity (including, without limitation, any governmental agency or political subdivision thereof).

m.

“Promega Litigation” shall mean the proceeding entitled United States of America, ex rel. Promega Corporation v. Hoffman-La Roche, Case No. 03-CV-1447, previously pending in the United States District Court for the Eastern District of Virginia.

n.

“Real-Time License Agreement” shall mean the Real-Time License Agreement entered into between Bio-Rad and Applera concurrently with this Agreement.

o.

“Real-Time PCR Litigation” shall mean the proceeding entitled Applera Corporation v. Bio-Rad Laboratories et al., Case No. 3:04-cv-01881-RNC pending in the United States District Court for the District of Connecticut.

p.

“Settlement Payment” shall have the meaning set forth in Article 3 herein.

q.

“TCSA” shall mean the Amended and Restated Thermal Cycler Supplier Agreement entered into between Bio-Rad, MJ Research and Applera of even date herewith.

r.

“Wisconsin Litigation” refers to the proceeding entitled Promega v. Applera et al., 01-C-0244-C previously pending in the United States District Court for the Western District of Wisconsin.

II.

CONSENT JUDGMENT

The Parties hereby agree to the Consent Judgment and will within five (5) business days after the date of execution of this Agreement submit the Consent Judgment to the District Court for entry in the Connecticut Litigation. Each of Applera and Roche shall have the right to rescind this Agreement and Applera shall have the right to rescind the TCSA if the Consent Judgment is not entered by the District Court without modification, unless any such proposed modification is acceptable to Applera and Roche.  Without limiting the Consent Judgment, or the obligations, covenants, representations and warranties of the MJ Parties under this Agreement, the MJ Parties agree that the statements set forth on Exhibit B (such statements, collectively, the “Stipulated Facts”) hereto are true and accurate and shall have the same force and effect as if made in the Consent Judgment.  The MJ Parties (for themselves and their officers, directors, principals, agents, shareholders, successors and assigns) each agree and acknowledge that the Consent Judgment and this Agreement (and all obligations under the Consent Judgment and this Agreement) are fully effective and enforceable by their terms and that the MJ Parties (individually and collectively) have no claims, defenses, offsets or counterclaims to the Consent Judgment or this Agreement (or any obligations under the Consent Judgment or the Agreement).  For the avoidance of doubt, even though certain of the MJ Parties were not signatories to the Consent Judgment, all of the MJ Parties hereby agree to be bound by the terms thereof in the same manner as the MJ Parties that are signatories to the Consent Judgment.

III.

SETTLEMENT PAYMENT

The MJ Parties each acknowledge and agree that MJ Research, John Finney and Michael Finney have agreed to the Consent Judgment and that, pursuant to that Consent Judgment, the MJ Parties must pay to Applera and Roche (in the proportions set forth in Article 6)                      [**]                          plus interest accruing from                [**]                             at a rate of the                              [**]                               interest compounded annually or the maximum rate permitted under applicable law (collectively, the “Settlement Payment”), in accordance with the terms set forth in Article 6 of this Agreement.  The MJ Parties each acknowledge that they are jointly and severally liable for full payment of the Settlement Payment.

IV.

SOLVENCY OF PAYOR

Each of the MJ Parties represents, warrants and covenants that:  (i) there are no other cases or proceedings pending under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization or receivership laws involving any of the MJ Parties; (ii) none of the MJ Parties has any reason to seek relief under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws; (iii) none of the MJ Parties has any present intention to seek relief in the future under the United States Bankruptcy Code or any other similar state or federal insolvency, reorganization, receivership or similar laws; (iv) none of the MJ Parties is insolvent, as defined in the United States Bankruptcy Code or any applicable state or federal statute, nor will any of the MJ Parties be rendered insolvent by the execution, delivery and performance of this Agreement; (v) upon the performance of the obligations under this Agreement, each of the MJ Parties will have the financial wherewithal to pay such MJ Party’s debts as and when they become due; (vi) none of the MJ Parties intends to, nor does such MJ Party believe that such MJ Party will, incur debts beyond its ability to pay such debts as they mature; (vii) none of the MJ Parties presently has nor will have unreasonably small capital to conduct its business after the execution of this Agreement and the performance of its obligations (including payment of the Settlement Payment) under this Agreement; and (viii) without limiting the MJ Parties joint and several liability for the same, the Settlement Payment will be paid, pursuant to Article 6, entirely by Bio-Rad without the financial contribution of any of the other MJ Parties.

V.

SETTLEMENT PAYMENT NOT IN SATISFACTION OF FUTURE OBLIGATIONS OR FUTURE INFRINGEMENT.

For the avoidance of doubt, none of the Settlement Payment is in satisfaction of, nor shall be creditable against (i) any payment obligations (including, without limitation royalties) due pursuant to the TCSA; (ii) any payment obligations under other agreements (including without limitation the Real-Time License Agreement) entered into between any of the MJ Parties, on the one hand, and Applera or Roche, on the other hand; or (iii) claims of Applera or Roche for future infringement by the MJ Parties of Applera’s or Roche’s intellectual property rights.  The MJ Parties acknowledge and agree that they each have received new consideration of reasonably equivalent value in exchange for the Settlement Payment consisting of, among other things, (a) the compromises and settlements set forth herein and in the Consent Judgment; (b) Applera's agreement to forebear enforcing the Injunction and the injunctive relief provision set forth in paragraph 15 of the Consent Judgment against the defendant MJ Parties in the Connecticut Litigation; and (c) Applera’s agreement to enter into the TCSA (that, for the avoidance of doubt, Applera otherwise has no obligation to do).

VI.

AVOIDANCE

Within within five (5) business days of the Effective Date, Bio-Rad shall pay the Settlement Payment to Applera and Roche in full via wire transfer as per the instructions and payment allocation set forth in this Article.  In the event that (i) Bio-Rad fails to timely pay all of the Settlement Payment or (ii) any part of the Settlement Payment or any other MJ Obligation (as defined below) is subsequently invalidated, declared to be fraudulent, a fraudulent conveyance or preferential, set aside and/or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law or equitable cause (the foregoing events in parts (i) and (ii) individually and collectively, an "Avoidance"), then the MJ Parties shall be deemed to be in material breach of this Agreement and, without limiting Applera’s or Roche’s other legal or equitable remedies, Applera shall have the right to enforce the  Injunction and obtain other injunctive relief provided under the Consent Judgment against the MJ Parties.

Roche’s share of the Settlement Payment and other back royalty obligations (e.g., for the MJ Parties’ infringing activities prior to the Effective Date of this Agreement) under the TCSA is                          [**]                              and shall be paid in accordance with the following wire transfer instructions:

Bank:	[**]

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Applera’s share of the Settlement Payment shall be the remaining       [**]                                                 and shall be paid in accordance with the following wire transfer instructions:

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VII.

THERMAL CYCLER SUPPLIER AGREEMENT

Concurrently with this Agreement, Bio-Rad and Applera shall execute the TCSA.  For the avoidance of doubt, Applera’s entering into the TCSA with Bio-Rad is predicated upon and in reliance upon the MJ Parties' representations, warranties and covenants herein.  The MJ Parties hereby acknowledge and agree that the TCSA is intended by Applera and Bio-Rad to be, and is, personal in nature, and that, except as expressly permitted under the terms of the TCSA, Bio-Rad’s rights and obligations under the TCSA are non-delegable and non-assignable and that such agreements cannot be assumed or assumed and assigned by a trustee or debtor-in-possession in bankruptcy as set forth in section 365(c)(1) of the Bankruptcy Code or any similar provisions of state or federal law.  For the avoidance of doubt, MJ Parties that are not expressly identified in the TCSA as licensees are neither licensed thereunder nor third party beneficiaries of the TCSA.

VIII.

MATERIAL BREACH; CONSEQUENCES OF MATERIAL BREACH

In addition to any other possible material breaches, the MJ Parties each agree and covenant that any breach of a representation, warranty or covenant made herein by any one or more of them is a material breach of this Agreement by all of the MJ Parties.  Any material breach by Bio-Rad or MJ Research (or termination by Applera for cause) of the TCSA (which breach is not cured within the time frame allowed for cure under the TCSA) shall constitute a material breach by the MJ Parties of this Agreement and conversely any material breach of this Agreement by the Bio-Rad or MJ Parties shall constitute a material breach of the TCSA by MJ Research.  Without limiting Applera’s other legal or equitable remedies, upon any such material breach, Applera shall have the right to enforce the Consent Judgment in its entirety against each and all of the MJ Parties.  Each and all of the MJ Parties hereby, jointly and severally, unconditionally and irrevocably, guarantee to Applera and Roche and its and their successors and assigns, the prompt and complete payment and performance when due of the Settlement Payment, the other obligations and liabilities of the MJ Parties under this Agreement.  Each and all of the MJ Parties, excluding Michael Finney and John Finney, hereby, jointly and severally, unconditionally and irrevocably, guarantee to Applera and Roche and its and their successors and assigns, the prompt and complete payment and performance when due of the obligations and liabilities of Bio-Rad under the TCSA and all related obligations and liabilities, absolute or contingent, due or that become due (all of the foregoing payments, obligations and liabilities recited in the preceding two sentences, collectively, the “MJ Obligations”).  In the event of the Avoidance of any part of the Settlement Payment or any other MJ Obligation or any breach by the MJ Parties of the MJ Obligations, (i) the TCSA shall immediately and automatically terminate without notice or any further or other action by Applera; (ii) this Agreement shall immediately terminate without notice or any further or other action by Applera or Roche and Applera and Roche shall have no further or other obligations under this Agreement; and (iii) either or both of Applera and Roche may immediately pursue any and all of their respective rights, remedies, claims and causes of action against each of the MJ Parties under this Agreement, and Applera may immediately enforce the Injunction and Applera may also immediately pursue all of its other remedies under the Consent Judgment  (including, without limitation, any injunctive relief thereunder), or applicable law.  Notwithstanding anything herein to the contrary, only Applera and its successors and assigns shall have the right to enforce the Injunction or pursue injunctive relief or other remedies or causes of action (whether or not under this Agreement or the Consent Judgment) under, or for the MJ Parties’ infringement of, patents owned by Applera or for the MJ Parties’ failure to pay royalties to Applera under the TCSA or other license agreements with Applera.

IX.

WITHDRAWAL FROM OPPOSITIONS; SUSPENSION OF FOREIGN PROCEEDINGS

The MJ Parties shall promptly (within ten (10) days from the Effective Date) withdraw their oppositions (and the MJ Parties shall neither reinstate nor participate or render assistance to other parties in any such opposition and/or nullity/revocation actions against the respective national parts) of European Patent Nos. EP 810030 and EP 1157744.  Applera shall withdraw, pursuant to German Civil Procedure Code (ZPO) Section 269, its complaint in the Düsseldorf District Court case no. 4a O 64/04 (EP 812621) against the MJ Parties and Biozym. The MJ Parties and Biozym shall withdraw pursuant to German Civil Procedure Code (ZPO) Section 269, their appeal (I-2 U 56/05) against the judgment of the Düsseldorf District Court dated April 14, 2005 in case no. 4a O 234/03. The MJ Parties will agree, and cause Biozym to agree, to the withdrawal and

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                 Subject to the MJ Parties compliance with the terms and conditions of this Agreement and so long as Bio-Rad and MJ Research are licensed in good standing under the TCSA, Applera agrees to forebear enforcing the injunction and judgment rendered by the Düsseldorf District Court dated April 14, 2005 in case no. 4a O 234/03.  Applera shall within ten (10) days after the Effective Date withdraw, or cause to be withdrawn, its opposition (and Applera shall neither reinstate nor participate or render assistance to other parties in any such opposition nor in any nullity or revocation actions against the respective national parts) of European Patent No. EP 1 202 805.

X.

QUI TAM

The MJ Parties agree not to appeal the dismissal or affirmance of the dismissal of U.S. ex rel. MJ Research, Inc. v, Applera, Inc., Appeal No. 03-57299 (9th Cir.) and related proceedings (the “Qui Tam”).  Without limiting the foregoing, the MJ Parties shall take such actions set forth in Exhibit C hereto.  Without limiting the foregoing, the MJ Parties shall defend, indemnify and hold Applera harmless from any and all damages, liability, losses, expenses (including, without limitation, attorney’s fees) arising from such Qui Tam after the Effective Date .

XI.

MJ PARTIES’ RELEASE OF CLAIMS AGAINST APPLERA AND ROCHE

The MJ Parties for themselves and their parents, subsidiaries, affiliates and all of their officers, directors, principals, shareholders, representatives, successors and assigns: (i) represent and warrant that none of them are participating in litigation or proceeding before any court, tribunal or patent office involving (or asserting claims against) Applera or Roche or its or their Affiliates, or their rights, other than the Connecticut Litigation and such other proceedings specifically identified in Exhibit D hereto; and (ii) do hereby fully release, acquit and forever discharge Applera and Roche and each of their parents, subsidiaries, affiliates (including, without limitation, Affiliates) and all of their officers, directors, principals, shareholders, representatives, agents, successors and assigns from any and all claims, causes of action, charges, grievances, obligations, rights, demands, debts, damages, costs, losses, liabilities of any nature, whether known or unknown, arising anytime prior to the Effective Date of this Agreement: (A) relating to the Patents-in-Suit (including, without limitation, their enforcement, alleged unenforceability, misuse or invalidity); or (B) that were (or of the type that were) asserted in or that could have been asserted in, or relating to the allegations in or arising from, any of the legal proceedings (including, without limitation, the Litigations) referenced in this Agreement, including, without limitation, any claims based upon or asserting violations of antitrust law or unfair competition); provided, however, that nothing herein shall be construed to release Applera or Roche from any future obligations under this Agreement nor to release Roche or its Affiliates from any obligations under written agreements between Bio-Rad or its Affiliates, on the one hand, and Roche or its Affiliates, on the other hand.  Each of the MJ Parties for themselves and their parents, subsidiaries, affiliates and all of their officers, directors, principals, shareholders, representatives, successors and assigns hereby further acknowledges that each such MJ Party expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, including, without limitation, California Civil Code section 1542, which provides that a release does not extend to claims that a party does not know or suspect to exist in such party’s favor at the time of executing the release, which if known by such party may have materially affected such party’s settlement.  Notwithstanding the foregoing, Bio-Rad and its Affiliates’ release, acquittal and discharge set forth in this Article XI does not apply to the following (i) those pending proceedings set forth in Exhibit D, involving the non-United States and non-Canadian patents and patent applications owned by Applera that claim priority from United States application Serial No. 07/695,201 (which patents and patent applications claim a real-time thermal cycler apparatus as an invention); (ii) the CE Litigation (as defined on Exhibit D) which is the subject of a separate settlement agreement that is referenced in the Recitals hereto; and (iii) any pending opposition and any pending nullity actions against Roche with respect to patents that are not now or in future licensed (or sublicensed) to Bio-Rad (collectively, the “Preserved Claims”).

XII.

[**]; DISMISSAL WITH PREJUDICE OF CLAIMS

Without limiting Article XI above, the MJ Parties agree not to assert, file, pursue or cooperate in the assertion, filing or pursuit by anyone else of any claims or causes of action against or adverse to Applera or Roche (or their respective Affiliates that qualify as Affiliates as of the Effective Date) arising from or relating to any acts, facts or circumstances existing or of the same nature as such acts, facts or circumstances existing as of or prior to the Effective Date and which in any way arise from or relate to any of the following: the Patents-in-Suit or PCR related technology owned, or known (now or in future) by Bio-Rad or MJ Research to be licensed or controlled by Applera or Roche, the patenting or licensing of Applera or Roche’s PCR related  technology or intellectual property rights and the circumstances attendant thereto or the subject matters of the Litigations as defined herein; except, however, that the foregoing obligation in this Article XII shall not apply to Bio-Rad solely with respect to (A) intellectual property owned or controlled (wherein “controlled” means in-licensed by Bio-Rad, MJ Research or their Affiliates such that Bio-Rad, MJ Research or their Affiliates has the right under such intellectual property to enforce against infringers, grant sublicenses or covenants not to sue) by Bio-Rad, MJ Research or their Affiliates; (B) oppositions or nullity actions by Bio-Rad or MJ Research with respect to patents that are not now or in future licensed (or sublicensed) by Applera or Roche to Bio-Rad; (C) patents that are not now or in future licensed (or sublicensed) by Applera or Roche to Bio-Rad or MJ Research provided that, after the Effective Date, Applera or Roche (as the case may be) brings an infringement action or delivers a written notice (in a manner that would give Bio-Rad or MJ Research jurisdiction to seek declaratory judgment, whether in the U.S. or abroad, of noninfringement) to Bio-Rad or MJ Research (as the case may be) asserting that Bio-Rad or MJ Research infringes such patents; or (D) contractual rights and obligations under existing, written agreements between Bio-Rad or MJ Research or their Affiliates, on the one hand, and Roche or its Affiliates, on the other hand; provided however, that this part (D) shall not in any way prejudice or limit the following: (1) the MJ Parties’ releases, representations, warranties and covenants with respect to the Patents-in-Suit or the Litigations,  or (2) any other releases, representations, warranties or covenants granted by the MJ Parties to Applera, its Affiliates, officers, directors, principals, shareholders, representatives, successors and assigns.

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                       (ii) each of the MJ Parties shall dismiss with prejudice any claims or causes of action asserted heretofore by any of the MJ Parties or their Affiliates against Applera and Roche within the scope of the waiver and release set forth in Article XI herein; and (iii) the MJ Parties will use reasonable efforts to cause to be dismissed or terminated with prejudice any claims or causes of action that were asserted, with the assistance, participation or cooperation of any of the MJ Parties, by third parties against either or both of Applera or Roche.  For the avoidance of doubt, the MJ Parties’ obligations with respect to dismissal of the qui tam action identified in Article X are set forth in Article X herein.  For the avoidance of doubt, Bio-Rad and its Affiliates retain the right to assert the Preserved Claims, except as provided by the separate settlement agreement for the CE Litigation that is referenced in the Recitals hereto.  Notwithstanding anything in this Article XII to the contrary, in the event Applera brings a suit against Bio-Rad or MJ Research under the TCSA or Applera bring a suit against Bio-Rad or MJ Research under any other license agreement entered into with Bio-Rad or MJ Research after the Effective Date or otherwise threatens to terminate (in a manner giving Bio-Rad or MJ Research declaratory judgment jurisdiction whether in the United States or abroad) any such license agreement in both cases because Bio-Rad and MJ Research have failed to pay royalties for a given product other than Accused Products (as defined in the Consent Judgment) for which Applera asserts royalties are due under such agreement, then in such contract action (whether initiated by Applera or, by MJ Research or Bio-Rad, as a declaratory judgment action) under such agreement Bio-Rad and MJ Research shall have the right to assert as a defense that such product (other than an Accused Product) does not infringe the patent asserted under the TCSA or other such license agreement (as the case may be);

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XIII.

TERMINATION OR RESCISSION OF AGREEMENT

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XIV.

REPRESENTATION AND WARRANTY BY APPLERA AND ROCHE

Except for Opposition to EP 1 202 805, filed on September 29, 2005 in the name of Corinna Vossius. EP 1 202 805 to Chu et al. is titled "TEMPERATURE CONTROL FOR MULTI-VESSEL REACTION APPARATUS", each of Applera and Roche for itself represents and warrants that it is participating in no other litigation or proceeding before any court or tribunal involving the MJ Parties or challenging patents assigned to the MJ Parties, other than those identified in this Agreement (including, without limitation, the CE Litigation and the Real-Time PCR Litigation).

XV.

NO WAIVER OR RELEASE OF CLAIMS OTHER THAN PAST INFRINGEMENT OF PATENTS-IN-SUIT

Nothing in this Agreement (including, without limitation, the Consent Judgment) shall be construed as a waiver or release of any claims or causes of action of Applera or Roche arising prior to or following the Effective Date, including, without limitation, any claims for infringement of any of Applera’s or Roche’s intellectual property rights (including, among other things, real-time PCR rights), except for claims or causes of action for infringement prior to August 18, 2004 by the MJ Parties of the Patents-In-Suit that were or that could have been asserted by Roche and Applera against MJ Research, Michael Finney and John Finney in the Connecticut Litigation and in all cases solely to the extent such claims for infringement of the Patents-In-Suit arise from sales, prior to August 18, 2004, by MJ Research of thermal cyclers (provided that such thermal cyclers solely bear MJ Research’s trademarks) to end-users (but not to other thermal cycler suppliers) of thermal cyclers.  As used herein, the term “Patents-In-Suit” shall mean as follows: U.S. Patent Nos. 4,683,195; 4,683,202, 4,965,188; 5,333,675; 5,656,493 and 5,475,610, and patents and patent applications that claim priority from (or share a common parent with) any of the foregoing patents and any foreign counterparts thereof (including, for example, any patent or patent application owned by Applera anywhere in the world that claims the benefit of priority of one or more of US Ser. No. 06/833,368, 06/899,061, 07/620,606, 07/670,545, and 07/871,264).  Nothing in this Agreement (including, without limitation, the Consent Judgment) shall be construed as a waiver or release of any claims or causes of action Applera or Roche has or may in future have against infringing resellers or manufacturers of thermal cyclers who purchased or who, in the future, purchase products from any of the MJ Parties that infringe any of Applera’s or Roche’s intellectual property rights (including, without limitation, any of the Patents-In-Suit); provided, however, that Applera and Roche covenant that, subject to the payment by Bio-Rad of its payment obligations under the TCSA, Applera and Roche will not assert any claims for infringement of the Patents-In-Suit against the MJ Parties for any infringing sales of thermal cyclers to such resellers or manufacturers that occurred prior to the Effective Date.

XVI.

ATTORNEYS’ FEES

Except as set forth in the Consent Judgment, the Parties agree that

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XVII.

ENTIRE AGREEMENT

This Agreement, together with the Consent Judgment and the TCSA, contains and sets forth the entire agreement between the Parties concerning the subject matter hereof and supersedes any and all prior agreements, representations or understandings between the Parties pertaining to the subject matter hereof.  No waiver, modification or amendment of this Agreement shall be effective unless pursuant to written instrument duly executed by the authorized representatives of each of the Parties.

XVIII.

WAIVER

The waiver by any Party hereto of any right hereunder shall not be deemed a waiver of any other right.  Temporary waiver or forbearance hereunder shall not constitute permanent waiver.

XIX.

SEVERABILITY

If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law: (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto.  To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

XX.

NONDISCLOSURE OBLIGATION

The MJ Parties shall forever maintain the confidentiality of this Agreement and all exhibits hereto and shall not disclose the terms hereof or the subject matter of any negotiations with Applera or Roche preceding this Agreement; provided, however, that nothing herein shall restrict an MJ Party’s disclosure of such information subject to a nondisclosure agreement with such parties that is consistent with the nondisclosure obligations of this Agreement to (i) its officers, directors, shareholders, attorneys, auditors or accountants; (ii) its lenders or prospective lenders; and (iii) prospective investors or investment advisors.  The MJ Parties shall provide prompt written notification to Applera and Roche of any disclosure of this Agreement or any exhibits hereto in accordance with the preceding sentence.  The MJ Parties shall also have the right to disclose solely such information as may be required by court order or subpoena or order of other regulatory authority with applicable jurisdiction; provided, however, that the MJ Parties shall provide prompt, prior written notification of the same to Applera and Roche and provide Applera and Roche the opportunity to seek a protective order or other injunctive relief to limit, or protect the confidentiality of, such disclosure.  The MJ Parties further shall use their best efforts to file this Agreement and all exhibits hereto under seal with the District Court and shall not file this Agreement or any exhibits hereto without the protection of a seal unless Applera and Roche first consent to such filing in writing.

Applera and Roche shall forever maintain the confidentiality of this Agreement and all exhibits hereto and shall not disclose the terms hereof or the subject matter of any negotiations with the MJ Parties preceding this Agreement; provided, however, that nothing herein shall restrict Applera or Roche’s disclosure of such information to their officers or directors or subject to a nondisclosure agreement with such parties that is consistent with the nondisclosure obligations of this Agreement to (i) their officers, directors, shareholders, attorneys, auditors or accountants; (ii) their lenders or prospective lenders; and (iii) prospective investors or investment advisors.  Applera and Roche shall also have the right to disclose solely such information as may be required by court order or subpoena or order of other regulatory authority with applicable jurisdiction; provided, however, that Applera and Roche shall provide prompt, prior written notification of the same to Bio-Rad and provide Bio-Rad the opportunity to seek a protective order or other injunctive relief to limit, or protect the confidentiality of, such disclosure.

Notwithstanding the foregoing, any Party may make any public or private disclosure that it has determined based upon the advice of its legal counsel is required by applicable law or stock exchange rules (in which case such party will provide advance notice to the other party to the extent reasonably practical under the circumstances).  In the event of litigation between two or more of the Parties relating to this Agreement, the litigating Parties shall have the right to offer this Agreement for use in prosecuting or defending such litigation; provided, however, that to the extent reasonably possible the producing Party shall seek to have the Agreement or information contained herein be filed under seal or for in camera inspection.  Applera and Roche shall also have the right to disclose this Agreement and the terms hereof (i) to the extent relevant to prospective licensee; and (ii) in prosecuting or defending litigation involving third parties provided, however, that to the extent reasonably possible Applera or Roche (as the case may be) shall seek to have the Agreement be filed under seal or for in camera inspection.  Bio-Rad and Applera agree to jointly draft and issue a mutually acceptable press release announcing this Agreement, substantially in the form of Exhibit E hereto, promptly after this Agreement has been fully executed; such acceptance to be in writing and not to be unreasonably withheld.  Except as provided above, no Party shall issue a press release concerning this Agreement or the terms hereof.

Roche will issue a press release announcing this Agreement acceptable to all parties, substantially in the form of Exhibit F hereto, promptly after the Agreement has been fully executed.

XXI.

CERTAIN REPRESENTATIONS OF THE PARTIES

Each Party hereto each represents that: (i) such Party has been fully advised by counsel in connection with the negotiation and execution of this Agreement; (ii) each has the corporate power and authority, and the legal right, to make, execute, deliver and perform this Agreement; (iii) no consent or authorization or, filing with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, (iv) the execution, delivery and performance of this Agreement will not violate any requirement of law or any contractual obligation of such Party and will not result in, or require, the creation or imposition of any lien on any of their respective properties or revenues pursuant to any requirement of law or any such contractual obligation (other than the liens created by this Agreement) and (v) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against each such Party, its affiliates, successors and assigns in accordance with its terms.

XXII.

JURISDICTION; VENUE; SERVICE

a.

This Agreement, its construction, performance and enforcement shall be governed by the laws of the State of California without regard to any conflicts of law provisions.  All claims or disputes arising under or with respect to this Agreement, or with respect to the interpretation, performance, enforcement, or breach of this Agreement, shall be resolved in the District Court, which shall have exclusive jurisdiction for all such claims or disputes.  If for any reason the District Court or other court with jurisdiction holds that the District Court lacks jurisdiction to adjudicate disputes arising from this Agreement, the Parties agree that the exclusive jurisdiction and venue for disputes arising from this Agreement shall be in the state courts of the State of California, the United States District Court for the Northern District of California, and appellate courts thereof.  Each Party consents that any such action or proceeding may be brought in the courts provided for under this Article XXII and waives any objection or defense (including, without limitation any defense of inconvenient forum) that it may now or hereafter have to the venue of any such action or proceeding in any such court.

b.

Without limiting the right to effect service of process in any other manner permitted by law, service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address referred to in Article XXIII hereof.

XXIII.

NOTICES

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

For Applera:

For Roche:

For the MJ Parties (other than Michael and John Finney):

850 Lincoln Centre Drive

4300 Hacienda Drive

Bio-Rad Laboratories Inc.

Foster City, CA 94404

Pleasanton, CA 94588

1000 Alfred Nobel Drive,

Hercules, CA 94547

Fax No.: 650 638-6677

Fax: 925-225-0369

Fax: (510) 741-5815

Attn: VP, Intellectual Property

Attn: General Counsel

Attn: General Counsel

With copies to:

________________

__________________

______________

For Michael Finney and John Finney:

489 Douglass Street

San Francisco, CA 94114-2725

Fax:

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by telecopier on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers, effective as of the Effective Date.

	MJ RESEARCH, INC.		BIO-RAD LABORATORIES, INC.
By:	/s/ Norman Schwartz Name: Norman Schwartz Title: President	By:	/s/ Norman Schwartz Name: Norman Schwartz Title: President

By:	MJ BIOWORKS, INC.		MJ GENEWORKS, INC.
	/s/ Norman Schwartz Name: Norman Schwartz Title: President	By:	/s/ Norman Schwartz Name: Norman Schwartz Title: President

By:	APPLERA CORPORATION, THROUGH ITS APPLIED BIOSYSTEMS GROUP	By:	JOHN FINNEY
By:	/s/ Catherine M. Burzik Name: Catherine M. Burzik Title: President	By:	/s/ John Finney Name: Title:

By:	ROCHE MOLECULAR SYSTEMS, INC.		MICHAEL FINNEY
	/s/ H. Dreismann Name: H. Dreismann Title:	By:	/s/ Michael Finnery Name: Title: